UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2006
DEX MEDIA WEST LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-112694 (Commission File Number)	25-1903487 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	27513 (Zip Code)
Registrant’s telephone number,
including area code: (919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Dex Media, Inc. (“DMI”), Dex Media West, Inc. (“DMWI”) and Dex Media West LLC (the “Company”) entered into the First Amendment, dated as of April 24, 2006 (the “Amendment”), to the Credit Agreement, dated as of September 9, 2003, as amended and restated as of January 31, 2006 (as amended, the “Credit Agreement”), among DMI, DMWI, the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents parties thereto.
     Among other things, the Amendment has the effect of reducing the applicable interest rates on the outstanding tranche B term loans by refinancing such loans with new tranche B-2 term loans. The Amendment maintains the applicable interest rates on the tranche A term loans, the tranche B-1 term loans and the revolving portion of the Credit Agreement (the “Revolver”). After giving effect to the Amendment, the interest rates applicable to the loans are, at the option of the Company, the Eurodollar rate or base rate plus the following applicable margins:

		Base	Initial Amount of
	Eurodollar Loans	Rate Loans	Facility/Commitment
Revolver	1.25%	0.25%	$100.0 million

Tranche A Term Loans	1.25%	0.25%	$960.0 million

Tranche B-1 Term Loans	1.50%	0.50%	$503.0 million

Tranche B-2 Term Loans	1.50%	0.50%	$834.3 million
     After giving effect to the Amendment, the Credit Agreement continues to contain usual and customary affirmative and negative covenants that, among other things, restrict (i) the incurrence of additional indebtedness; (ii) the payment of dividends and repurchases of capital stock; (iii) mergers, consolidations, acquisitions, asset dispositions and sale-leaseback transactions; (iv) investments, loans and advances; and (v) transactions with affiliates. After giving effect to the Amendment, the Credit Agreement continues to contain the following financial covenants: (i) minimum interest coverage ratio; (ii) maximum leverage ratio; and (iii) maximum senior secured leverage ratio (each as defined in the Credit Agreement). The loans under the Credit Agreement are subject to acceleration upon the occurrence of customary events of default.
     The term loans continue to require quarterly principal payments. Interest is generally payable on the loans quarterly in arrears or the last day of the applicable interest period, as applicable. The Revolver and the tranche A term loans mature in September 2009 and the tranche B-1 term loans and the tranche B-2 term loans mature in March 2010.
     In connection with the Amendment, each of DMI, DMWI, the Company and Dex Media West Finance Co. reaffirmed pursuant to the Reaffirmation Agreement, dated as of April 24, 2006 (the “Reaffirmation”), its obligations under the loan documents and affiliate subordination agreement to which it is a party.

     The foregoing descriptions of the Amendment and the Reaffirmation are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference thereto.
     Certain of the lenders and agents and their affiliates have engaged in transactions with and performed commercial and investment banking, financial advisory and/or lending services for the Company and its affiliates from time to time for which they have received customary compensation, and may do so in the future.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	First Amendment, dated as of April 24, 2006, to the Credit Agreement, dated as of September 9, 2003, as amended and restated as of January 31, 2006, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents parties thereto (incorporated by reference to Exhibit 10.1 to Dex Media, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2006, Commission File No. 333-131626).

10.2	Reaffirmation Agreement, dated as of April 24, 2006, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, Dex Media West Finance Co. and JPMorgan Chase Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.2 to Dex Media, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2006, Commission File No. 333-131626).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEX MEDIA WEST LLC

By:	/s/ Robert J. Bush

Name: Robert J. Bush
Title: Vice President and Secretary
Date: April 28, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	First Amendment, dated as of April 24, 2006, to the Credit Agreement, dated as of September 9, 2003, as amended and restated as of January 31, 2006, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents parties thereto (incorporated by reference to Exhibit 10.1 to Dex Media, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2006, Commission File No. 333-131626).

10.2	Reaffirmation Agreement, dated as of April 24, 2006, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, Dex Media West Finance Co. and JPMorgan Chase Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.2 to Dex Media, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2006, Commission File No. 333-131626).